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                                                                  EXHIBIT 10.21



                              SETTLEMENT AGREEMENT

         AGREEMENT dated as of April 14,1999, by and among those former stockholders of Ward Howell International, Inc., a Connecticut corporation ("Ward Howell") listed below who are signatories hereto (the "Consenting WH Stockholders") and LAMALIE ASSOCIATES, INC., a Florida corporation with offices at 3903 Northdale Boulevard, Tampa Florida 33624 ("LAI").

         WHEREAS, LAI acquired all of the outstanding stock of Ward Howell pursuant to a merger agreement effective as of February 27, 1998 (the "Merger Agreement") (capitalized terms used in this Agreement but not defined herein have the meanings ascribed thereto in the Merger Agreement); and

         WHEREAS, pursuant to the Merger Agreement, LAI entered into employment agreements dated February 27, 1998 (the "Employment Agreements") with certain of the former stockholders of Ward Howell, including those listed below; and

         WHEREAS, pursuant to the Employment Agreements, LAI agreed not to amend the LAI Partner Compensation Plan dated March 1, 1997 applicable to the former stockholders of Ward Howell (the "Compensation Plan") without the affirmative vote of holders of two thirds (2/3) or more of the shares of LAI Common Stock held by former stockholders of Ward Howell who are employees of LAI at the time of the amendment (excluding for this purpose the shares held by Michael Corey, Patrick Corey, Paul Hanson and Thomas Moran) (a "2/3 Majority"); and

         WHEREAS, the Consenting WH Stockholders constitute a 2/3 Majority; and

         WHEREAS, LAI currently has outstanding promissory notes dated February 27, 1998 payable to the former stockholders of Ward Howell pursuant to the Merger Agreement with payments due on February 27, 2000 and February 27, 2001 in the aggregate principal amount of approximately $7,962,000 bearing interest at 5% per annum (the "LAI Notes"); and

         WHEREAS, LAI has certain claims against the former stockholders of Ward Howell pursuant to Sections 3 and 9 of the Merger Agreement, including indemnity claims and adjustments to Merger Consideration (the "LAI Claim"), which, under the terms of the Merger Agreement, would be offset against and reduce the amount of the LAI Notes; and

         WHEREAS, LAI and the Consenting WH Stockholders have concluded that it is in the best interest of LAI and the former stockholders of Ward Howell to settle the LAI Claim on the basis







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set forth herein and to consent to the proposed amendment in the Compensation
Plan on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be bound, as to themselves and their successors and assigns, hereby agree as follows:

         1.  Consent to Retroactive and Future Amendments to Compensation Plan.

             (a) In accordance with the terms of the Employment Agreements, the signatures of the Consenting WH Stockholders affixed hereto constitute the affirmative vote of a 2/3 Majority to the amendment of the LAI Partner Compensation Plan dated March 1, 1997, in accordance with the terms of the confidential LAI Ward Howell Partner Compensation Plan Changes memorandum dated October 2, 1998, and effective December 30, 1998 as set forth on Exhibit A hereto.

             (b) In addition, the affirmative vote set forth in the preceding paragraph (a) is intended, and shall be construed, individually and collectively, as a continuous and ongoing waiver of the provisions of Section 3 of the Employment Agreements and shall relieve LAI of the obligation to obtain an additional 2/3 Majority consent to any future amendment of the LAI Partner Compensation Plan or successor thereto.

             (c) The provisions of LAI Partner Compensation Plan dated March 1, 1997, as amended in accordance with the terms of the confidential LAI Ward Howell Partner Compensation Plan Changes memorandum dated October 2, 1998, and effective December 30, 1998 as set forth on Exhibit A hereto shall apply to each consenting WH Stockholder notwithstanding and in lieu of any other compensation arrangement, rider, or side letter, except as agreed in writing by LAI.

         2.  LAI Obligations.

             (a) LAI hereby waives any reduction in the amount of Merger Consideration on account of uncollected Non-LGO Accounts Receivable payable to the Consenting WH Stockholders;

             (b) LAI hereby irrevocably waives all past, present and future claims against the Consenting WH Stockholders for indemnification or offset in respect of representations, warranties, defaults or otherwise under the Merger Agreement.

             (c) LAI shall pay the full amount (with accrued interest) due under the LAI Notes on February 27, 2000 to the Consenting WH





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Stockholders on April 19, 1999.

             (d) Section 12(b) of the Employment Agreements of each of the Consenting WH Stockholders who is employed by LAI as of the date hereof is hereby amended to read in its entirety as follows:

         12. REMEDIES

             (b) Liquidated Damages. The Partner agrees that no exact measure of the damage caused to the Company if this Agreement is terminated by the Partner pursuant to Section 8(a) hereof or by the Company for Good Cause as defined in Section 8(b) hereof can be determined, and, therefore, for the purpose of liquidating the amount of damages and not as a penalty, it is agreed that in the case of a termination of this Agreement by the Partner pursuant to Section 8(a) hereof or by the Company for Good Cause as defined in Section 8(b) hereof, and in addition to the injunctive relief provided for by Section 12(a) above, the damages caused shall be and are fixed, liquidated and determined at an amount payable in cash, on February 27, 2001, equal to the amount set forth opposite the Partner's name on the attached schedule; provided, however, that this Section 12(b) shall not apply in the case of termination of this Agreement by the Company for Good Cause as defined in Section 8(b) hereof if such termination for Good Cause is based on the Partner's failure to comply with the second or fourth bullet points under "Professionalism", the sixth bullet point under "Quality", or any of the bullet points under "Partnership" set forth in the Partner Role Definition attached to this Agreement as Exhibit B.

         3. Conditions Precedent. This Agreement shall not become effective or binding unless and until it is:

             (a) approved by the LAI Board of Directors (acting directly or through its Executive Committee);

             (b) executed by an executive officer of LAI under the authority of the LAI Board of Directors (acting directly or through its Executive Committee); and

             (c) executed by a 2/3 Majority.

         4. No Third Party Beneficiaries. Only those former Ward Howell stockholders who are Consenting WH Stockholders shall be entitled to the benefits hereof.




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         5.  Attorneys' Fees and Costs. LAI agrees that it shall be responsible for the attorneys' fees and costs of Morrison Cohen Singer & Weinstein, LLP up to $60,000 and the fees of Kenneth Lanno up to $10,000 incurred in the negotiation and preparation of this Agreement, and agrees it will not seek from the Consenting WH Stockholders reimbursement for such amounts.

         6. Severability. Should any of the provisions of this Agreement be rendered invalid by any tribunal of competent jurisdiction, it is agreed that this shall not in any way or manner affect the enforceability of the other provisions of this Agreement which shall remain in full force and effect.

         7. Knowing and Voluntary Agreement; Merger. The parties acknowledge that they are entering into this Agreement knowingly and voluntarily after carefully reviewing it; that each has had the opportunity to review it with counsel of their own choosing; that each understands its final and binding effect; that the only promises made to obtain their respective agreement and signature are those stated in this Agreement; that this Agreement supersedes any and all prior oral or written agreements between the parties, and that this document represents the complete terms of their agreement which may not be amended or modified except in a writing signed by both parties. There are no representations, inducements or promises not set forth herein on which either party has relied or may rely.

         8. Joint Participation in Preparation of Agreement. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft it. Accordingly, it is agreed that no rule of construction shall apply against any party in favor of any party. This
Agreement shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

         9. Choice of Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Florida.

         10. Headings. The headings in this Agreement are used for ease of reference only, and should not be used as aids in interpreting this Agreement.

         11. Execution in Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one document.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.




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                                      LAMALIE ASSOCIATES, INC



                                      By:
                                         --------------------------------------
                                              Robert L. Pearson, Chairman & CEO




CONSENTING WH STOCKHOLDERS


--------------------------------------
              Dana B. Ardi


--------------------------------------
           Robert C. Chandler


--------------------------------------
         Frederick A. Halstead


--------------------------------------
             Vance A. Howe


--------------------------------------
             A. Donald Ikle


--------------------------------------
              Jerry L. Kay


--------------------------------------
           Anthony W.G. Lord




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--------------------------------------
             Neal L. Maslan


--------------------------------------
          Stephen M. McPherson


--------------------------------------
          Catherine R. Nathan


--------------------------------------
            Richard E. Nosky


--------------------------------------
             Larry D. Poore


--------------------------------------
            Carrie L. Pryor


--------------------------------------
          William R. Robertson


--------------------------------------
             Martin B. Ross


--------------------------------------
         Henry J. Scherck, III


--------------------------------------
            Douglas M. Smith





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--------------------------------------
            F. Clawson Smith


--------------------------------------
            Ernest A. Taylor


--------------------------------------
            J. Ewing Walker


--------------------------------------
             David L. Witte





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                         WARD HOWELL INTERNATIONAL/LAI
                  EMPLOYMENT AGREEMENTS - SCHEDULE OF DAMAGES



                     STOCKHOLDER LIQUIDATED DAMAGE PAYMENT


                      Dana Ardi                   $90,000
                      Robert C. Chandler          $70,000
                      Frederick A. Halstead       $50,000
                      Vance A. Howe               $50,000
                      A. Donald Ikle              $80,000
                      Jerry L. Kay                $40,000
                      Anthony W.G. Lord           $70,000
                      Stephen M. McPherson        $70,000
                      Neal L. Maslan             $180,000
                      Catherine R. Nathan         $80,000
                      Richard E. Nosky            $40,000
                      Larry Poore                 $70,000
                      Carrie Pryor                $90,000
                      William R. Robertson        $50,000
                      Martin B. Ross              $60,000
                      Henry J. Scherck, III      $130,000
                      Douglas M. Smith           $170,000
                      F. Clawson Smith            $70,000
                      Michael A. Tappan           $40,000
                      Ernest A. Taylor            $80,000
                      John T. Thomas              $40,000
                      J. Ewing Walker, Jr         $60,000
                      David Witte                $180,000





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